Joint Filer Information

Names:	VPC SBIC I, LP, VPC SBIC GP, LLC, Jacob Capital, L.L.C., Victory Park Management, LLC and Richard Levy

Address:	227 West Monroe Street, Suite 3900 Chicago, Illinois 60606

Designated Filer:	Victory Park Capital Advisors, LLC

Issuer and Ticker Symbol:	Katy Industries, Inc. [KATY]

Date of Event Requiring Statement:	August 11, 2016

The undersigned, VPC SBIC I, LP,  VPC SBIC GP, LLC, Jacob Capital, L.L.C., Victory Park Management, LLC and  Richard Levy, are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Victory Park Capital Advisors, LLC with respect to the beneficial ownership of securities of Katy Industries, Inc.

Signatures:

VPC SBIC I, LP

By: VPC SBIC GP, LLC,  its General Partner
By: Jacob Capital L.L.C., its manager

By: /s/ Richard Levy
Name: Richard Levy
Its: Sole Member

VPC SBIC GP, LLC

By: Jacob Capital L.L.C., its manager

By: /s/ Richard Levy
Name: Richard Levy
Its: Sole Member

VICTORY PARK MANAGEMENT, LLC

By: /s/ Scott R. Zemnick
Name: Scott R. Zemnick
Title: Manager

JACOB CAPITAL, L.L.C.

By: /s/ Richard Levy
Name: Richard Levy
Title: Sole Member

/s/ Richard Levy
Richard Levy